UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 2, 2010

INGERSOLL-RAND PLC

(Exact Name of Registrant as Specified in Its Charter)

Ireland	001-34400	98-0626632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170/175 Lakeview Dr.

Airside Business Park

Swords, Co. Dublin

Ireland

(Address of principal executive offices, including zip code)

+(353) (0) 18707400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Chief Executive Officer; Election of Directors; Departure of Officers.

On February 3, 2010, the Board of Directors of Ingersoll-Rand plc (the “Company”) elected Michael W. Lamach, age 46, President and Chief Executive Officer, effective immediately. Mr. Lamach has also been elected a member of the Board of Directors.

Mr. Herbert L. Henkel, who had been Chairman of the Board and Chief Executive Officer, will remain the full-time Chairman of the Board through the annual meeting of shareholders in June 2010, at which time Mr. Lamach is expected to succeed Mr. Henkel as Chairman.

During the past five years, Mr. Lamach held the following positions with the Company: President and Chief Operating Officer (February 2009 – February 2010); Senior Vice President and President of Trane Commercial Systems segment of the Company (June 2008 – February 2009); and Senior Vice President and President of Security Technologies segment of the Company (February 2004 – June 2008).

The Company issued a press release on February 4, 2010 announcing the election of Mr. Lamach and the changes to Mr. Henkel’s role. A copy of this news release is furnished as Exhibit 99.1 to this report.

Mr. Lamach’s new position includes the following compensation arrangements: (i) an annual base salary of $1,000,000, effective February 3, 2010; (ii) a target 2010 cash incentive opportunity of 150% of base salary under the Annual Incentive Matrix (AIM) program; (iii) a target 2010 award of stock options valued at $2,750,000; (iv) a target 2010 award under the Performance Share Program valued at $2,750,000; (v) unlimited use of company-provided aircraft for business purposes and up to $150,000 annually for personal use of aircraft; and (vi) eligibility to receive a severance payment equal to two times the sum of his base salary plus a prorated cash incentive award for the current year in the event of involuntary termination other than for cause.

The description above is a summary of the employment letter dated February 3, 2010 (the “Offer Letter”) and is qualified in its entirety by the Offer Letter, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Mr. Henkel’s compensation arrangements are as follows: (i) continuation of his current annual base salary of $1,275,000, paid monthly, until retirement in June 2010; (ii) continuation of his target annual cash incentive under the AIM program, prorated for the actual time worked in 2010 and paid in 2011 based on 2010 performance; and (iii) continuation of his target long-term equity awards, to be granted in February 2010, which will be given solely in the form of stock options rather than a mix of stock options and Performance Share Program units. The Compensation Committee believes that granting only stock options, which are longer-term in nature than Performance Share Program units, creates a better alignment with both shareholder returns and the long-term strategy and business transformation of the Company initiated by Mr. Henkel. Upon retirement, Mr. Henkel will not be provided with the use of any company aircraft, office space, or administrative support. He will be given his current Company car and computer and will have access to the Company-employed physician but no other perquisites.

In addition, the Compensation Committee of the Board of Directors agreed to amend the Elected Officers Supplemental Program II (“EOSP II”) to reset the rate to be used in calculating Mr. Henkel’s retirement benefit, in recognition of the critical role that he played in overseeing and managing an orderly transition of his role as Chief Executive Officer and because he has agreed to remain in place until June 2010 to assist in the transition of his role of Chairman of the Board. Under the amendment, the 10 year Treasury rate that will be used will be the lower of the rate if he retired on February 2, 2010 or the rate on the date of his retirement.

Additional information about the Company’s annual cash incentive under the AIM program, performance share and stock option programs, retirement plans and other executive compensation, benefit and perquisite arrangements is available in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 22, 2009.

Ms. Patricia Nachtigal, Senior Vice President and General Counsel of the Company, has advised the Board of her intention to retire, upon the transition of her role to her successor. As a result of her pending retirement, Ms. Nachtigal will not be nominated for election as a director at the annual meeting of shareholders in June 2010.

In recognition of Ms. Nachtigal’s willingness to delay her retirement until mid-December to assist with the selection of her successor, to work with her successor to ensure an orderly transition and to assist the new President and Chief Executive Officer transition to his new role, the Compensation Committee of the Board of Directors agreed to amend the EOSP II to set the rate to be used in calculating Ms Nachtigal’s lump sum benefit. Under the amendment, the 10 year Treasury rate that will be used will be the lower of the rate if she retired on February 2, 2010 or the rate on the date of her retirement, which is expected to be December 15, 2010. In addition, Ms. Nachtigal would be entitled to receive a full (non-prorated) cash incentive award under the AIM program in February 2010 according to plan rules.

On February 3, 2010, the Board of Directors of the Company elected Ambassador John Bruton to serve as a director of the Company and also appointed him as a member of the Board’s Compensation Committee and Corporate Governance Committee. Mr. Bruton is the former Prime Minister of Ireland and former European Union Commission Head of Delegation to the United States.

Mr. Bruton will participate in the current director compensation arrangements applicable to non-employee directors. Under the terms of those arrangements, Mr. Bruton will receive an annual retainer of $175,000 for his service on the Board.

Compensatory Arrangements of Certain Officers.

On February 2, 2010, the Compensation Committee of the Board approved the adoption of a new Clawback/Recoupment Policy, effective immediately. Under the policy, upon the review and recommendation of the Compensation Committee of the Board, if it is found that an employee of the Company committed fraud or engaged in intentional misconduct that resulted, directly or indirectly, in a need to restate the Company’s financial results, then the Compensation Committee would have the discretion to direct the Company to recover all or a portion of any cash incentive compensation paid or any monetary value realized from any form of equity compensation, and/or cancel any stock-based awards or AIM award granted to an employee on or after February 2, 2010 so as to remedy the misconduct or breach. The Compensation Committee may also request that the Company seek to recover any gains realized on or after February 2, 2010 for equity (stock options, Performance Share Program awards and restricted stock units) or cash awards (including AIM) made prior to this date.

On February 2, 2010, the Compensation Committee approved the financial metrics to be used to determine 2010 performance year AIM awards. The following three metrics will be used and each will be given equal weight: Earnings Per Share (EPS), Available Cash Flow (ACF) and Revenue Growth. For 2009, only two metrics (EPS and ACF) had been used and each had been given equal weight.

On February 2, 2010, the Compensation Committee of the Board approved certain changes to the compensation arrangements for Mr. Steven R. Shawley, the Company’s Senior Vice President and Chief Financial Officer. Mr. Shawley will receive: (i) an increase in his annual base salary to $575,000, effective April 1, 2010; (ii) a target 2010 stock option award equal to $925,000 (increased from $750,000); and (iii) a target 2010 Performance Share Program award equal to $925,000 (increased from $750,000).

On February 3, 2010, in an effort to harmonize the benefit plans of Ingersoll Rand and Trane, to simplify administration of such plans and to reduce expenditures, the Board of Directors of the Company approved the termination of certain benefit plans of the Company that have less than five remaining participants, including the Elected Officer Supplemental Program I (“EOSP I”), effective March 1, 2010. Distributions under the EOSP I will be made as soon as practicable thereafter. Mr. Henkel and Ms. Nachtigal are two of the participants in the EOSP I.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Offer Letter, dated February 3, 2010

99.1	Press release, dated February 4, 2010, relating to election of Chief Executive Officer

99.2	Press release, dated February 4, 2010, relating to election of new director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGERSOLL-RAND PLC

(Registrant)

Date: February 5, 2010	/s/ Patricia Nachtigal
Patricia Nachtigal

Senior Vice President and General Counsel

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